Exhibit 23.2

March 26, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 dated March 26, 2021, of our report dated December 16, 2019 relating to Green Thumb Industries Inc.’s consolidated financial statements for the year ended December 31, 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus constituting a part of this Registration Statement.

Signed:

Chartered Professional Accountants
Licensed Public Accountants

Toronto, Ontario

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